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                          Exhibit 23.1
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                 CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated February 27, 1998, accompanying the financial statements of the Dean Witter Select Equity Trust Select 5 Industrial Portfolio 98-2, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this reg-istration statement.

                                   Deloitte & Touche LLP
                                   Deloitte & Touche LLP
February 27, 1998
New York, New York